Exhibit 77Q1(d)
                             Constituent Instruments

Agreement and Declaration of Trust and the By-Laws of Stratevest Funds, Exhibits
(a) and (b), respectively, to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on July 17, 2000 (accession number 0001119381-00-000002).